          Exhibit 99.1

     Joint Filer Information

Names:  Fulcrum Growth Partners, L.L.C.
  Michael R. McCarthy

Address: c/o McCarthy Group, Inc.
  1125 South 103 Street, Suite 450
  Omaha, NE 68124

Designated Filer: McCarthy Group, Inc.

Issuer & Ticker Symbol: Cabela's Incorporated (CAB)

Date of Event Requiring Statement: June 24, 2004

 The call options to purchase 253,953 shares of the voting common stock of  the Issuer reported on this amendment to Form 3 are held of record by Outdoor G.P., LLC.  Outdoor G.P.,
LLC, is an indirectly wholly owned subsidiary of McCarthy Group, Inc.  Each Reporting Person disclaims beneficial ownership of these securities except to the extent of his or its pecuniary interest therein.

 Mr. McCarthy, as the Chairman and principal shareholder of McCarthy Group, Inc., may be deemed to share beneficial ownership of any securities of the Issuer that McCarthy Group,
Inc., beneficially owns or may be deemed to beneficially own.  Mr. McCarthy is a director of the
Issuer.

Signatures:    FULCRUM GROWTH PARTNERS, L.L.C.
     By:  McCarthy Group, Inc.

     /s/ Margaret L. Doyle
     ______________________
         Margaret L. Doyle, Chief Financial Officer
      Date:  August 4, 2004

     /s/ Margaret L. Doyle
     ______________________
     as Attorney-in-Fact for Michael R. McCarthy
      Date: August 4, 2004

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